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                                                                  EXHIBIT (g)(3)

      MASTER REPURCHASE
      AGREEMENT

      Bond Market Association September 1996 Version

      DATED AS OF: April 7, 2003

      BETWEEN: Goldman, Sachs & Co. ("Goldman")

      AND Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto


1.    APPLICABILITY

      From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.    DEFINITIONS

      (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

      (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof,

      (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

      (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;
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      (e)   "Confirmation", the meaning specified in Paragraph 3(b) hereof;

      (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

      (g)   "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

      (h)   "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

      (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

      (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

      (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

      (1) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

      (m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

      (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

      (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause
            (ii) of Paragraph 5 hereof;

      (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefore in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

      (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

      (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;


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      (s)   "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

      (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.    INITIATION; CONFIRMATION; TERMINATION

      (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

      (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and
            (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

      (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.    MARGIN MAINTENANCE

      (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

      (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).


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      (c)   If any notice is given by Buyer or Seller under subparagraph (a) or
            (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

      (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

      (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

      (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.    INCOME PAYMENTS

      Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.    SECURITY INTEREST

      Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.    PAYMENT AND TRANSFER

      Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.    SEGREGATION OF PURCHASED SECURITIES


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      To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

      REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS CUSTODY OF THE PURCHASED SECURITIES

      Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]" and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

      * Language to be used under 17 C.F.R, Section 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

      ** Language to be used under 17 C.F.R. Section 403.5 (d) if Seller is a financial institution.

9.    SUBSTITUTION

      (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

      (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.   REPRESENTATIONS

      Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by


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      which it is bound or by which any of its assets are affected. On the
      Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.   EVENTS OF DEFAULT

      In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

      (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

      (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

      (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

      (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

            (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

            (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices


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                  as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

            Unless otherwise provided in Annex 1, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

      (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

      (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

      (g)   The defaulting party shall be liable to the nondefaulting party for
            (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

      (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

      (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.   SINGLE AGREEMENT

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the


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      obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.   NOTICES AND OTHER COMMUNICATIONS

      Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex 11 hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.   ENTIRE AGREEMENT; SEVERABILITY

      This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.   NON-ASSIGNABILITY; TERMINATION

      (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

      (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.   GOVERNING LAW

      This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.   NO WAIVERS, ETC.

      No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on an of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.   USE OF EMPLOYEE PLAN ASSETS

      (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA) are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

      (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

      (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.   INTENT

      (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

      (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

      (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

            (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or 11 "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.   DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

      The parties acknowledge that they have been advised that:

      (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of

            1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SPA") do not protect the other party with respect to any Transaction hereunder;

      (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

      (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

EACH INVESTMENT COMPANY AND/OR PORTFOLIO SERIES OR FUND
OF EACH INVESTMENT COMPANY IDENTIFIED ON SCHEDULE A HERETO


By:   (ILLEGIBLE SIGNATURE)
      ----------------------
      Name:
      Title: SVP
      Date:



GOLDMAN, SACHS & CO.


By:   (ILLEGIBLE SIGNATURE)
      ----------------------
      Name:
      Title:
      Date:

                                     ANNEX I

                        SUPPLEMENTAL TERMS AND CONDITIONS

This Annex I forms a part of the Master Repurchase Agreement dated as of April 7, 2003 (the "Agreement") between each Mutual Fund and/or Portfolio Series of each Mutual Fund Identified on Exhibit A and Goldman, Sachs & Co. Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1. Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

      Exhibit A (Names of portfolios)

      Schedule B (Eligible Collateral)

2.    Modifications to Paragraph 1 of Agreement.

      Paragraph 1 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

      "1.   APPLICABILITY.

            From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments of one or more types as designated in Schedule B attached hereto ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder, unless otherwise agreed in writing."

3.    Modifications to Paragraph 2 of Agreement.

      Subparagraph2(i) is deleted in its entirety and the following shall be inserted in lieu thereof:

            "Margin Notice Deadline" is 2:00 East Coast time, unless otherwise agreed to by the parties, as the deadline for giving notice requiring same day satisfaction of margin maintenance obligations provided in paragraph 4 hereof.

      Subparagraph 2(q) of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

            "(q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, not to exceed one year from the Purchase Date, and any date determined by application of the provisions of Paragraph 3(c) or 11 hereof"

4.    Modifications to Paragraph 3 of Agreement.

      Subparagraph 3(a) of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

            "(a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the

                  Purchased Securities shall be delivered to the "securities intermediary" (as that term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC")) designated by Buyer in a written communication delivered to Seller from time to time for credit to Buyer's "securities account" (as that term is defined in the UCC) with such securities intermediary against the transfer of the Purchase Price to an account of Seller."

            The first sentence of Paragraph 3(c) of the Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

            "In the case of a Transaction terminable upon demand, such demand shall be made by telephone or otherwise as is customary in accordance with market practice by Buyer or Seller, as the case may be, no later than 2:00 p.m. Eastern Time on the date such termination is to be effective. If such demand is made after such time on such date, the termination of such Transaction shall be effective on the next succeeding business day."

      The following is inserted as Paragraph 3(d) of the Agreement.

            (d) In the event that the Buyer desires to terminate a transaction with an original Repurchase Date of greater than seven days prior to the original Repurchase Date, Buyer and Seller agree as follows: (i) Buyer will give to Seller seven days notice of the date on which it desires that particular transaction to terminate ("Early Termination Date");(ii) on the Early Termination Date, Seller agrees to pay to Buyer the Purchase Price and the Price Differential against the transfer of the Purchased Securities to the Seller. The Price Differential for this Paragraph 3(d) is the aggregate amount obtained by daily application of the Pricing Rate to the Purchase Price on a 360 day year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Early Termination Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction); (iii) if the Early Termination causes Seller to pay an "Additional Price Differential" to another buyer from the Early Termination Date to the original Repurchase Date for the specific Transaction, Buyer agrees to compensate Seller for the Additional Price Differential. The Additional Price Differential is defined as the amount that the Seller must pay another buyer from the Early Termination Date to the original Repurchase Date in excess of what the Buyer would have received from the Seller for the same time period. Such Additional Price Differential that Buyer owes Seller due to the Early Termination of the Transaction shall be deducted from the Price Differential paid to the Buyer as described above in subsection (ii) of this Paragraph 3(d).

5.    Modifications to Paragraph 4 of Agreement.

      Subparagraph 4(d) is deleted and replaced by the following:

            "Any cash or Securities transferred pursuant to this Paragraph shall be attributed to one or more respective Transactions as shall be agreed upon by Buyer and Seller.

6.    Modifications to Paragraph 5 of Agreement.

      References to "Securities" in Paragraph 5 of the Agreement shall be references to Purchased Securities.

7.    Modifications to Paragraph 6 of Agreement.

      Paragraph 6 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

      "6.   SECURITY INTEREST

            The parties intend that all Transactions hereunder shall constitute purchases and sales of Purchased Securities. Even though there are provisions in this Agreement and Annexes hereto (such as the substitution rights contained in Paragraph 6 of Annex I) which may suggest that the Transactions are loans and not sales, the parties do nonetheless intend that all Transactions shall constitute purchases and sales of Purchased Securities. In the event that one or more Transactions shall nonetheless be considered as loans of Purchased Securities, Seller shall, at all times from the Purchase Date of each such Transaction, be deemed to have, as security for the performance by Seller of all of its obligations to Buyer with respect to each such Transaction, pledged to Buyer, and granted to Buyer a distinct and continuing first perfected security interest in, and lien and charge upon, all of the Purchased Securities, and all Income thereon and all other proceeds thereof, involved with or related to each such Transaction."

8.    Payment and Transfer.

      In accordance with Paragraph 7 of the Agreement, the parties agree that
      (i) each Buyer shall pay the Purchase Price and Seller shall pay the Repurchase Price only against delivery or transfer of the Purchased Securities (after adjustment for any substituted or Additional Purchased Securities); (ii) any transfer of Securities or cash required by Paragraph 4 of the Agreement shall be made free to the other party; (iii) any release of Purchased Securities permitted by Paragraph 9 of the Agreement shall be made only against delivery or transfer of the substituted Securities; and (iv) the time for such payment or transfer shall be no later than the close of the Federal Reserve wire system on the applicable date or as otherwise set forth in the Confirmation related to such Transaction. Any transfer on a book-entry system shall be made in compliance with the rules of such system and applicable law. The Repurchase Price shall be paid to the account of each Buyer that is a party to the Transaction as shall be identified to Seller from time to time.

9.    Modifications to Paragraph 8 of Agreement.

      Paragraph 8 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

      "8.   DELIVERY OF PURCHASED SECURITIES

            Seller shall cause all Purchased Securities to be delivered to Buyer's Custodian Bank. The Purchased Securities shall be held in a "securities account" (as that term is defined in the UCC) of the Buyer maintained at the Buyer's Custodian Bank. Buyer and Seller intend that the delivery of the Purchased Securities with respect to all Transactions hereunder shall accomplish the result that the Buyer shall at all times have "control" (as that term is defined and utilized in Articles 8 and 9 of the UCC) of the Purchased Securities. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to Transfer Purchased Securities to Seller, or Seller to transfer funds to Buyer against the Purchased Securities, pursuant to Paragraph 3, 4 or 11 hereof."

10.   Modifications to Paragraph 10 of Agreement.

      The following clause is added to the first sentence of Paragraph 10 of the Agreement after the first use of the word "other:" ", as of the date of this Agreement and related Confirmation with respect to each Transaction hereunder and as of the Purchase Date and Repurchase Date with respect to each Transaction,".

      The phrase "any Transaction" in Subparagraph 10(ii) is deleted and replaced with the phrase "the affected Transaction".

      The phrase "any of its assets" in Subparagraph 10(v) is deleted and replaced with the phrase "any of its assets or liabilities".

      The last sentence of Paragraph 10 is deleted.

      The following is added to Paragraph 10:

      "In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, (a) Seller represents and warrants to each Buyer that is party to the Transaction that, with respect to such Transaction, Seller has, as of the Purchase Date, the right to transfer the Purchased Securities (including any substituted or Additional Purchased Securities) to such Buyer in accordance with the terms of the Agreement and that, upon such transfer, such Securities will be free and clear of any prior lien, claim, security interest or other encumbrance on the Purchase Date, and
      (b) such Buyer has, as of the Purchase Date, the right to transfer the Purchased Securities (after adjustment for any substituted or Additional Purchased Securities) to Seller in accordance with the terms of the Agreement and that, upon such transfer, such Securities will be free and clear of any prior lien, claim, security interest or other encumbrance on the Repurchase Date."

11.   Modifications to Paragraph 11 of Agreement.

      Events of Default. The phrase "Repurchase Price" in Subparagraph 1l(b)(i) is deleted and replaced with the phrase "Respective Repurchase Prices."

      The phrase "all Income" in Subparagraph 1l(b)(ii) is deleted and replaced with the phrase "all cash held by the Buyer and all Income."

12.   Modification to Paragraph 15 of the Agreement.

      Section 15 of the Agreement is hereby amended by inserting the following between the first and second sentences of Section 15(a):

      "Notwithstanding the foregoing, neither party to this Agreement may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party to this Agreement, and any purported assignment or delegation absent such consent is void, except for an assignment or delegation of all of the assigning party's rights and obligations hereunder to a partnership, corporation, trust or other organization that succeeds to all or substantially all of assigning party's assets and business and that assumes such obligations by contract, operation of law or otherwise ("Successor Entity"); provided, however, that the creditworthiness of the Successor Entity shall not be materially weaker than the creditworthiness of the assigning party immediately prior to such assignment and delegation. Upon any such delegation and assumption of obligations, the assigning party shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

13.   Modifications to Paragraph 18 of Agreement.

      Paragraphs 18(a) and 18(b) shall be deleted in their entirety

14.   Modifications to Paragraph 19 of Agreement.

      Paragraph 19 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

"19.  INTENT

      (a) The parties agree and acknowledge that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

      (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

      (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in Section 1813 of Title 12 of the United States Code, as amended, then such Transaction hereunder is a "qualified financial contract," as that term is defined in Section 1821 of Title 12 of the United States Code, as amended, and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

      (d) It is understood that if a party hereto is an "insured depository institution," as such term is defined in Section 1813 of Title 12 of the United States Code, as amended, then either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a right to terminate or liquidate such Transaction as described in Section 1821 of Title 12 of the United States Code, as amended.

      (e) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended ("FDICIA"), and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation" respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

      (f) The parties intend that all Purchased Securities subject to any Transaction hereunder shall constitute a "security entitlement" (as that term is defined in the UCC) and that Buyer shall at all times constitute the "entitlement holder" (as that term is defined in the UCC) with respect to all Purchased Securities which have been credited to a "securities account" (as that term is defined in the UCC) of Buyer or received by a "securities intermediary" (as that term is defined in the UCC) for credit to such securities account. Seller agrees that each securities intermediary may comply, without the consent of the Seller, with all "entitlement orders" (as that term is defined in the UCC) which Buyer may issue from time to time with respect to any Purchased Securities and Seller agrees that it shall not issue or convey to a securities intermediary or any other person entitlement orders or other instructions of any kind with respect to any Purchased Securities."

15.   Limitation of Liability.

      For any Transaction involving a Buyer organized as a common law or business trust (or a series thereof) where the trustees, officers, employees or interestholders of such common law or business trust (or series thereof) could potentially be held personally liable for its obligations, Seller acknowledges and agrees that, to the extent such trustees or interestholders could potentially be regarded as entering into the Agreement, they do so only as trustees or interestholders, as the case may be, and not individually and that the obligations of the Agreement are not binding upon any such trustee, officer, employee or interestholder individually, but are binding only upon the assets and property of said Buyer. Seller hereby agrees that such trustees, officers, employees or interestholders shall not be personally liable under the Agreement and that Seller shall look solely to the property of the Fund for the performance of the Agreement or payment of any claim under the Agreement.

16. Buyer. The parties hereto agree that when the Buyer is a party listed on Exhibit A herein, "Buyer" shall mean each Mutual Fund and/or Portfolio Series of each Mutual Fund Identified on Exhibit A hereto

17.   Timing. Time is of the essence with respect to the Agreement.

18. Effective Time of Notices. Any notice hereunder shall be effective upon receipt by the party to which such notice is addressed, provided that where a notice hereunder is not received because the party to which it is addressed is not open for business or otherwise available, the notice hereunder shall be effective no later than the standard delivery time after transmission of the notice for the transmission vehicle that is used.

19. Amendments to Agreement. This Master Repurchase Agreement, including the Annexes hereto, may only be amended by a writing signed by both parties

                                   EXHIBIT A

ING FUNDS TRUST
ING GNMA Income Fund
ING High Yield Opportunity Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund
ING Strategic Bond Fund
ING Intermediate Bond Fund
ING Classic Money Market Fund
ING High Yield Bond

                                    ANNEX II

             NAMES AND ADDRESSES FOR COMMUNICATION BETWEEN PARTIES

GOLDMAN:

Goldman, Sachs & Co.
85 Broad Street, 26th Floor
New York, NY 10004
ATTN: New York Funding Desk
212-902-4053

FUNDS:

ING Investments LLC
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attn: Maria Anderson
Tel: (480) 477-2169

Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602
Attn: Mary Balch
Tel: (860) 275-2309
Fax: (860) 616-4572

ING Investment Management LLC
5780 Powers Ferry Road, N.W.
Suite 300
Atlanta, GA 30327-4349
Tel: (770) 690-4600
Fax: (770) 690-4880
Attention: Jenny Thompson

With additional notice to such parties as may be identified by ING Funds from time to time with respect to certain funds

                                   SCHEDULE B
                        SCHEDULE OF ELIGIBLE SECURITIES

                                          YES/NO    MARGIN
                                          ------    ------
U.S. TREASURIES
BILLS                                       YES       102%
                                          -----     -----
BONDS                                       YES       102%
                                          -----     -----
NOTES                                       YES       102%
                                          -----     -----
STRIPS                                      YES       103%
                                          -----     -----
SYNTHETIC TREASURIES                         NO
                                          -----     -----
(e.g.CATS,COUGRS,TIGRS)

AGENCY DEBENTURES
FAMC (Fed Agriculture Mtge Cop)              NO
                                          -----     -----
FCFAC (Farm Credit Finan. Asst.)            YES       102%
                                          -----     -----
FFCB (Farm Credit System Banks)             YES       102%
                                          -----     -----
FmHA (Farmers Home Admin.)                   NO
                                          -----     -----
FHLB (Federal Home Loan Banks)              YES       102%
                                          -----     -----
FHLMC (Federal Home Loan Mtge)              YES       102%
                                          -----     -----
FICO (Financing Corporation)                 NO
                                          -----     -----
FLBB (Federal Land Bank Bonds)              YES       102%
                                          -----     -----
FNMA (Federal Nat'l Mtge Corp)              YES       102%
                                          -----     -----
REFCO (Resolution Funding Corp)             YES       102%
                                          -----     -----
SLMA (Student Loan Mtge Corp)               YES       102%
                                          -----     -----
TVA (Tennessee Valley Authority)             NO
                                          -----     -----
USPS (US. States Postal Service)             NO
                                          -----     -----
AGENCY STRUCTURED NOTES                      NO
                                          -----     -----

INTERNATIONAL AGENCIES
ADBB (Asian Development Bank)                NO
                                          -----     -----
AFDB (African Development Bank)              NO
                                          -----     -----
IADB (Inter-American Dev. Bank)              NO
                                          -----     -----
IFCO (International Finance Corp)            NO
                                          -----     -----
WLDB (World Bank)                            NO
                                          -----     -----

CASH                                        YES       100%
                                          -----     -----

GNMA
TRUST RECEIPTS                               NO
                                          -----     -----
GNMA III-SINGLE FAMILY                       NO
                                          -----     -----
GNMA III-OTHERS-FIXED RATE                   NO
                                          -----     -----
GNMA III OTHERS-ADJUST. RATE                 NO
                                          -----     -----

AGENCY MORTGAGE BACKS
TRUST RECEIPTS                               NO
                                          -----     -----
PASS THROUGHS-FIXED RATE                     NO
                                          -----     -----
PASS THROUGHS-ADJUST. RATE                   NO
                                          -----     -----
MBS STRIPS (IO,PO,RECOMB)                    NO
                                          -----     -----

AGENCY REMICSCMOS
REMIC TYPES:
  RESIDUALS                                  NO
                                          -----     -----
  INVERSE IO FLOATERS                       NO
                                          -----     -----
  Ioettes                                    NO
                                          -----     -----
  INTEREST ONLY (IO)                         NO
                                          -----     -----
  PRINCIPAL ONLY (PO)                        NO
                                          -----     -----
  INVERSE FLOATERS                           NO
                                          -----     -----
  COMPANION FLOATERS                         NO
                                          -----     -----
  SEQUENTIAL FLOATERS                        NO
                                          -----     -----
  PAC & OTHER SEQUENTIAL FLOATERS            NO
                                          -----     -----
  Z BONDS                                    NO
                                          -----     -----
  COMPANION BONDS                            NO
                                          -----     -----
  SEQUENTIAL BONDS                           NO
                                          -----     -----
  TAC BONDS                                  NO
                                          -----     -----
  PAC & OTHER SCHEDULED BONDS                NO
                                          -----     -----

EQUITIES
COMMON                                       NO
                                          -----     -----
PREFERRED                                    NO
                                          -----     -----

PRIVATE LABELS MBS & CMOS
MBS PASS THROUGHS -Aaa only                  NO
                                          -----     -----
CMO TYPES:
  RESIDUALS                                  NO
                                          -----     -----
  INVERSE IO FLOATERS                       NO
                                          -----     -----
  Ioettes                                    NO
                                          -----     -----
  INTEREST ONLY (IO)                         NO
                                          -----     -----
  PRINCIPAL ONLY (IO)                        NO
                                          -----     -----
  INVERSE FLOATERS                           NO
                                          -----     -----
  COMPANION FLOATERS                         NO
                                          -----     -----
  SEQUENTIAL FLOATERS                        NO
                                          -----     -----
  PAC & OTHER SEQUENTIAL FLOATERS            NO
                                          -----     -----
  Z BONDS                                    NO
                                          -----     -----
  COMPANION BONDS                            NO
                                          -----     -----
  SEQUENTIAL BONDS                           NO
                                          -----     -----
  TAC BONDS                                  NO
                                          -----     -----
  PAC & OTHER SCHEDULED BONDS                NO
                                          -----     -----

ASSET BACKED SECURITIES
CREDIT CARD & OTHER ASSET BACKS              NO
                                          -----     -----

CORPORATES
INVESTMENT GRADE (> or =BBB-)                NO
                                          -----     -----
NON-INVESTMENT GRADE (< or =BB+)             NO
                                          -----     -----
MEDIUM-TERM NOTE (> or =BBB-)                NO
                                          -----     -----
MEDIUM-TERM NOTE (< or =BB+)                 NO
                                          -----     -----

MONEY MARKETS
COMMERCIAL PAPER (> or =A1/P1)               NO
                                          -----     -----
COMMERCIAL PAPER (< or =A2/P2)               NO
                                          -----     -----
BANKERS ACCEPTANCE                           NO
                                          -----     -----
CD (DOMESTIC & EURO)                         NO
                                          -----     -----
BANK NOTES                                   NO
                                          -----     -----

BUYER ACKNOWLEDGES AND AGREES THAT IF A CLASS OF SECURITY CONTAINS NEW ISSUES OF SECURITIES, SUCH NEW ISSUES OF SECURITIES SHALL BE DEEMED TO BE ELIGIBLE SECURITIES.

                                    AMENDED
                          MASTER REPURCHASE AGREEMENT

      THIS AMENDED MASTER REPURCHASE AGREEMENT (the "Agreement"), dated as of May 1, 2003, is by and is by and between each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A hereto ("ING Funds"), and Goldman, Sachs & Co ("Goldman Sachs").

                             W I T N E S S E T H :

      WHEREAS, ING Funds and Goldman Sachs are parties to that certain Master Repurchase Agreement dated as of April 7, 2003 (the "Master Repurchase Agreement"); and

      WHEREAS, ING Funds and Goldman Sachs desire to amend the Master Repurchase Agreement to add the funds specified on Schedule I ( collectively, the "Added Funds") and further to change Exhibit A to reflect the Added Funds, as set forth herein;

      NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ING Funds and Goldman Sachs agree that the Master Repurchase Agreement is hereby amended as follows:

      EXHIBIT A shall be replaced in its entirety with the attached EXHIBIT A thereby adding the Added Funds.

      IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective May 1, 2003.

ING Funds:                              Each Investment Company and/or Portfolio
                                        Series or Fund of each Investment
                                        Company Identified on Schedule A hereto

                                        By: /s/ Illegible
                                            -----------------------------------

                                        Title:
                                              ---------------------------------


Goldman Sachs:                          Goldman, Sachs & Co

                                        By: /s/ Andrew B. [Illegible]
                                            -----------------------------------

                                        Title:
                                              ---------------------------------

                                   SCHEDULE I

                                  ADDED FUNDS


ING EQUITY TRUST

                       ING Principal Protection Fund VII

                                   EXHIBIT A

ING EQUITY TRUST
ING Principal Protection Fund VII

ING FUNDS TRUST
ING Classic Money Market Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING GNMA Income Fund
ING High Yield Opportunity Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund
ING Strategic Bond Fund

                                    AMENDED
                          MASTER REPURCHASE AGREEMENT

      THIS AMENDED MASTER REPURCHASE AGREEMENT (the "Agreement"), dated as of June 2, 2003, is by and between each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A hereto ("ING Funds"), and Goldman, Sachs & Co ("Goldman Sachs").

                             W I T N E S S E T H :

      WHEREAS, ING Funds and Goldman Sachs are parties to that certain Master Repurchase Agreement dated as of April 7,2003 (the "Master Repurchase Agreement"); and

      WHEREAS, ING Funds and Goldman Sachs desire to amend the Master Repurchase Agreement to add the funds specified on Schedule I (collectively the "Added Funds") and further to change Exhibit A to reflect the Added Funds, as set forth herein;

      NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ING Funds and Goldman Sachs agree that the Master Repurchase Agreement is hereby amended as follows:

      EXHIBIT A shall be replaced in its entirety with the attached EXHIBIT A thereby adding the Added Funds.

      IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective June 2, 2003.

ING Funds:                              EACH INVESTMENT COMPANY AND/OR PORTFOLIO
                                        SERIES OR FUND OF EACH INVESTMENT
                                        COMPANY IDENTIFIED ON SCHEDULE A

                                        By: /s/ Michael J. Roland
                                            -----------------------------------
                                            Michael J. Roland,
                                            Executive Vice President


Goldman Sachs:                          Goldman, Sachs & CO

                                        By: /s/ Andrew B. [Illegible]
                                            -----------------------------------

                                        Title:
                                              ---------------------------------

                                   SCHEDULE I

                           ADDED FUNDS - JUNE 2,2003

ING EOUITY TRUST
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Convertible Fund
ING Equity and Bond Fund
ING Financial Services Fund
ING Growth Opportunities Fund
ING Large Company Value Fund
ING MidCap Opportunities Fund
ING Research Enhanced Index Fund
ING SmallCap Opportunities Fund
ING Tax Efficient Equity Fund

ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING MAYFLOWER TRUST
ING Growth + Value Fund

ING VARIABLE INSURANCE TRUST
ING GET U.S. Core Portfolio - Series 1
ING GET U.S. Opportunity Portfolio - Series 1

                                   EXHIBIT A

                      LIST OF ALL FUNDS AS OF JUNE 2, 2003

ING EOUITY TRUST
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Convertible Fund
ING Equity and Bond Fund
ING Financial Services Fund
ING Growth Opportunities Fund
ING Large Company Value Fund
ING MidCap Opportunities Fund
ING Research Enhanced Index Fund
ING SmallCap Opportunities Fund
ING Tax Efficient Equity Fund

ING FUNDS TRUST
ING Classic Money Market Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING GNMA Income Fund
ING High Yield Opportunity Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund
ING Strategic Bond Fund

ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING MAYFLOWER TRUST
ING Growth + Value Fund

ING VARIABLE INSURANCE TRUST
ING GET U.S. Core Portfolio - Series 1
ING GET U.S. Opportunity Portfolio - Series 1